Exhibit 10.4
LOAN AGREEMENT

THIS AGREEMENT, dated for reference the 6th day of June, 2006, is made

BETWEEN:
ENEREX CAPITAL, CORP., a company incorporated under the laws of the Province of British Columbia, having an office at Suite 2410, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N7

(hereinafter referred to as the “Lender”)

AND:
RANCHER ENERGY CORP., a company incorporated under the laws of the State of Nevada, having an office at Suite 1700, 1050 17th Street, Denver, Colorado, USA, 90265

(hereinafter referred to as the “Borrower”)

WHEREAS the Borrower wishes to borrow and the Lender is willing to lend to the Borrower the sum of One Hundred Fifty Thousand Dollars in US funds (US$150,000) on the terms hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. DEFINITIONS

Where used in this Agreement, the following words and phrases shall have the following meaning:

(a)	“Agreement” means this Agreement and the schedules hereto, as at any time amended or modified and in effect;

(b)	“Charter” means the Memorandum and Articles, the Articles and By-Laws or other constating documents of the Borrower, as at any time amended or modified and in effect;

(c)	“Event of Default” means any event specified in subsection 7.1;

(d)	“Lender’s Security” means the Note;

(e)	“Loan” means the loan by the Lender to the Borrower established pursuant to subsection 3.1; and

(f)	“Note” means the non-interest bearing promissory note to be made by the Borrower to the Lender as evidence of the Loan which shall substantially be in the form set out in Schedule “A”.

2. INTERPRETATION

2.1 Governing Law

This Agreement is governed by the laws of the State of Nevada and the parties attorn to the non-exclusive jurisdiction of the courts of Province of British Columbia for the resolution of all disputes under this Agreement.

2.2  Severability

If any one or more of the provisions contained in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

2.3 Parties in Interest

This Agreement enures to the benefit of and is binding on the parties hereto and their respective successors and permitted assigns.

2.4  Headings and Marginal References

The division of this Agreement into sections, subsections, paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

2.5  Currency

All statements of, or references to, dollar amounts in this Agreement means lawful currency of the United States of America.

3.  THE LOAN

3.1  Establishment of the Loan

The Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower the sum of One Hundred Fifty Thousand Dollars ($150,000).

3.2  Evidence of Indebtedness

Indebtedness of the Borrower to the Lender in respect of the Loan will be evidenced by the Note, which will be made by the Borrower to the Lender at the time funds are advanced, a copy of which form is attached hereto as Schedule “A”.

3.3  Repayment of the Loan

The Borrower will repay the Loan on or before June 30, 2006. The Loan will be subject to interest payable to a Two Percent (2%) lender’s fee payable to the Lender at maturity. The lender’s fee will be payable concurrently with repayment of the Loan.

3.4  Repayment of the Loan

The Borrower may repay the Loan at any time without penalty, bonus or charges.

3.5 Conversion into Securities

During the term of the Agreement or upon maturity, the Lender will have the option to convert the Loan, or any portion thereof, into securities of the Company.

In the event the Lender wishes to convert the loan into shares, the shares will be offered at a price per share equal to the closing price of the Company’s shares on the OTC.BB market on the day preceding notice from the Lender of its intent to convert the Loan, or any portion thereof, into shares of the Company, subject only to the following:

In the event the Borrower is offering a financing opportunity to the general public, the Lender will be granted the opportunity to convert the Loan into shares or units of the Borrower, whichever is being offered, at such price as is being offered to the general investing public.

A Notice of Conversion is attached hereto as Schedule “B”.

4.  SECURITY FOR THE LOAN

4.1  Costs, Charges and Expenses

The Borrower will assume and pay all costs, charges and expenses, including reasonable solicitors’ costs, charges and expenses on a special costs basis, which may be incurred by the Lender in respect of this Agreement or the Lender’s Security or which may be incurred by the Lender in respect of any proceedings taken or things done by the Lender in connection therewith to collect, protect, realize or enforce the Lender’s Security.

5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties

The Borrower represents and warrants to the Lender that:

(a)	the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

(b)	the Borrower has all requisite corporate power and authority to enter into this Agreement and to grant the Lender’s Security and to carry out the obligations contemplated herein and therein;

(c)	this Agreement and the Lender’s Security have been duly and validly authorized, executed and delivered by the Borrower and are valid obligations of it; and

(d)	no Event of Default and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing.

5.2   Survival of Representations and Warranties

All representations and warranties made herein will survive the delivery of this Agreement to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely on those representations and warranties. All statements contained in any certificate or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement will constitute representations and warranties made by the Borrower thereunder.

6.   COVENANTS OF THE BORROWER

The Borrower covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

(a)	pay the Loan and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

(b)	duly observe and perform each and every of its covenants and agreements set forth in this Agreement and the Lender’s Security;

(c)	provide the Lender with immediate notice of any Event of Default; and

(d)	do all things necessary to obtain and maintain the Lender’s Security in good standing and make payment of all fees and charges in respect thereto.

7.  EVENT OF DEFAULT

7.1  Definition of Event of Default

The Loan, costs and any other money owing to the Lender under this Agreement will immediately become payable upon demand by the Lender or, unless otherwise waived in writing by the Lender, in any of the following events:

(a)	if the Borrower defaults in any payment when due under this Agreement;

(b)	if the Borrower commits any default under any of the Lender’s Security instruments;

(c)
if the Borrower becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of the Borrower or if the Borrower is declared bankrupt or if a custodian or receiver be appointed for the Borrower under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by the Borrower to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for the Borrower;

(d)
if the Borrower defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed and such default has continued for a period of seven (7) days after notice in writing has been given by the Lender to the Borrower specifying the default.

8. GENERAL

8.1 Waiver or Modification

No failure on the part of the Lender in exercising any power or right hereunder will operate as a waiver of power or right nor will any single or partial exercise of such right or power preclude any other right or power hereunder. No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Borrower therefrom will be effective unless it is in writing signed by the Lender. No notice to or demand on the Borrower will entitle the Borrower to any other further notice or demand in similar or other circumstances unless specifically provided for in this Agreement.

8.2 Time

Time is of the essence of this Agreement.

8.3 Further Assurances

The parties to this Agreement will do, execute and deliver or will cause to be done, executed and delivered all such further acts, documents and things as may be reasonably required for the purpose of giving effect to this Agreement.

8.4 Assignment

The Borrower may not assign this Agreement or its interest herein or any part hereof except with the prior written consent of the Lender.

9. NOTICES

9.1Any notice under this Agreement will be given in writing and may be sent by fax, telex, telegram or may be delivered or mailed by prepaid post addressed to the party to which notice is to be given at the address indicated above, or at another address designated by that party in writing.

9.2If notice is sent by fax, telex, telegram or is delivered, it will be deemed to have been given at the time of transmission or delivery.

9.3If notice is mailed, it will be deemed to have been received 48 hours following the date of mailing of the notice.

9.4If there is an interruption in normal mail service due to strike, labour unrest or other cause at or before the time a notice is mailed the notice will be sent by fax, telex, telegram or will be delivered.

10. AMENDMENTS

This Agreement may be amended, waived, discharged, or terminated only by instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

11. EXECUTION IN COUNTERPART

This Agreement may be signed in counterpart and each such counterpart, whether in original or facsimile form, together shall constitute a true original and provide satisfactory evidence that this Agreement has been duly executed by the parties hereto.

IN WITNESS WHEREOF the Lender and the Borrower have executed and delivered this Agreement as of the day and year first written above.

ENEREX CAPITAL, CORP.

/s/ William Frieson
Per: William Frieson, President

RANCHER ENERGY CORP.

/s/ John Works
Per:  John Works, President

SCHEDULE “A”

to the Loan Agreement dated for reference the 6th day of June, 2006 between Enerex Capital, Corp. and Rancher Energy Corp.

PROMISSORY NOTE

Principal Amount: US $150,000

For value received, Rancher Energy Corp. (the "Borrower") hereby promises to pay to Enerex Capital, Corp. (the "Lender") the principal sum of One Hundred Fifty Thousand Dollars in US funds (US$150,000) on the earlier of:

(i) June 30, 2006 :

(ii) any change of control of the Borrower ("control" being defined as ownership of or control of direction over, directly or indirectly, 20% or more of the outstanding voting securities of the Borrower); and

(iii) the occurrence of an Event of Default (as defined in the Loan Agreement between the Borrower and the Lender dated for reference June 6, 2006),

together with lender’s fee calculated at a rate of Two Percent (2%) payable upon repayment of the Loan. All payments under this promissory note will be made by cheque, bank draft or wire transfer (pursuant to wire transfer instructions provided by the Lender from time to time) and delivered to the Lender.

The undersigned is entitled to prepay this promissory note, in whole or in part, without notice or penalty. The undersigned waives demand and presentment for payment, notice of non-payment, protest, notice of protest and notice of dishonor. This promissory note will be governed by and construed in accordance with the laws of the State of Nevada.

Dated: June 6, 2006.

RANCHER ENERGY CORP.

/s/ John Works
Per: John Works, President

SCHEDULE “B”

to the Loan Agreement dated for reference the 6th day of June, 2006 between Enerex Capital, Corp. and Rancher Energy Corp.

CONVERSION FORM

TO: Rancher Energy Corp. (Company)

The undersigned Holder of a Loan in the amount of One Hundred Fifty Thousand Dollars in US funds (US$150,000) hereby irrevocably elects to convert the said Loan (or $ ______________ principal thereof) into securities in accordance with the Terms and Conditions of the Loan Agreement and directs that the securities issuable and deliverable upon the conversion be issued and delivered to the address indicated below.

Dated:
(Signature of Holder)

(Name of Holder)

(Address of Holder)